                                                                     EXHIBIT 4.3
                                                                     -----------

                                                                  EXECUTION COPY


================================================================================



                               THE LIMITED, INC.

            $100,000,000 Series C Floating Rate Notes due May 2001



                                 -------------

                                   INDENTURE



                           Dated as of May 19, 1999



                                 -------------



                             The Bank of New York,

                                    Trustee



================================================================================

                               TABLE OF CONTENTS


                                                                   Page
                                                                   ----

                                   ARTICLE 1

                  Definitions and Incorporation by Reference
                  ------------------------------------------

SECTION 1.01.  Definitions........................................  1

SECTION 1.02.  Other Definitions..................................  4

SECTION 1.03.  Incorporation by Reference of Trust Indenture Act..  5

SECTION 1.04.  Rules of Construction..............................  5


                                   ARTICLE 2

                                The Securities
                                --------------

SECTION 2.01.  Amount of Securities...............................  5

SECTION 2.02.  Form and Dating....................................  6

SECTION 2.03.  Execution and Authentication.......................  6

SECTION 2.04.  Registrar and Paying Agent.........................  7

SECTION 2.05.  Paying Agent to Hold Money in Trust................  8

SECTION 2.06.  Securityholder Lists...............................  8

SECTION 2.07.  Transfer and Exchange..............................  8

SECTION 2.08   Replacement Securities.............................  9

SECTION 2.09.  Outstanding Securities.............................  9

SECTION 2.10.  Temporary Securities...............................  10

SECTION 2.11.  Cancelation........................................  10

SECTION 2.12.  Defaulted Interest.................................  10

SECTION 2.13.  CUSIP Numbers......................................  10


                                   ARTICLE 3

                                  Redemption
                                  ----------

SECTION 3.01.  Notices to Trustee.................................  10

SECTION 3.02.  Notice of Redemption...............................  11

SECTION 3.03.  Effect of Notice of Redemption.....................  11

SECTION 3.04.  Deposit of Redemption Price........................  12


                                   ARTICLE 4

                                                                  Page
                                    Covenants                     ----
                                    ---------

SECTION 4.01.  Payment of Securities.............................  12

SECTION 4.02.  SEC Reports.......................................  12

SECTION 4.03.  Compliance Certificate............................  12

SECTION 4.04.  Restrictions on Liens Upon Voting Stock of
                   Significant Subsidiaries......................  13

SECTION 4.05.  Compliance With Covenants and Conditions May Be
                   Waived by Holders of Securities...............  13


                                   ARTICLE 5

                               Successor Company
                               -----------------

SECTION 5.01.  When Company May Merge or Transfer Assets.........  13


                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

SECTION 6.01.  Events of Default.................................  14

SECTION 6.02.  Acceleration......................................  15

SECTION 6.03.  Other Remedies....................................  15

SECTION 6.04.  Waiver of Past Defaults...........................  15

SECTION 6.05.  Control by Majority...............................  15

SECTION 6.06.  Limitation on Suits...............................  16

SECTION 6.07.  Rights of Holders to Receive Payment..............  16

SECTION 6.08.  Collection Suit by Trustee........................  16

SECTION 6.09.  Trustee May File Proofs of Claim..................  16

SECTION 6.10.  Priorities........................................  17

SECTION 6.11.  Undertaking for Costs.............................  17

SECTION 6.12.  Waiver of Stay of Extension Laws..................  17


                                   ARTICLE 7

                          Trustee; Calculation Agent
                          --------------------------

SECTION 7.01.  Duties of Trustee.................................  17

SECTION 7.02.  Rights of Trustee.................................  19

SECTION 7.03.  Individual Rights of Trustee......................  19

SECTION 7.04.  Trustee's Disclaimer..............................  20

                                                                  Page
                                                                  ----

SECTION 7.05.  Notice of Defaults................................  20

SECTION 7.06.  Reports by Trustee to Holders.....................  20

SECTION 7.07.  Compensation and Indemnity........................  20

SECTION 7.08.  Replacement of Trustee............................  21

SECTION 7.09.  Successor Trustee by Merger.......................  22

SECTION 7.10.  Eligibility; Disqualification.....................  22

SECTION 7.11.  Preferential Collection of Claims Against Company.  22

SECTION 7.12.  Calculation Agent.................................  22


                                   ARTICLE 8

                      Discharge of Indenture, Defeasance
                      ----------------------------------

SECTION 8.01.  Discharge of Liability on Securities; Defeasance..  23

SECTION 8.02.  Conditions to Defeasance..........................  24

SECTION 8.03.  Application of Trust Money........................  25

SECTION 8.04.  Repayment to Company..............................  25

SECTION 8.05.  Indemnify for Government Obligations..............  25

SECTION 8.06.  Reinstatement.....................................  25


                                   ARTICLE 9

                                  Amendments
                                  ----------

SECTION 9.01.  Without Consent of Holders........................  25

SECTION 9.02.  With Consent of Holders...........................  26

SECTION 9.03   Compliance with Trust Indenture Act...............  27

SECTION 9.04.  Revocation and Effect of Consents and Waivers.....  27

SECTION 9.05.  Notation on or Exchange of Securities.............  27

SECTION 9.06.  Trustee To Sign Amendments........................  28

SECTION 9.07.  Payment for Consent...............................  28


                                  ARTICLE 10

                                 Miscellaneous
                                 -------------

SECTION 10.01  Trust Indenture Act Controls......................  28

SECTION 10.02. Notices...........................................  28

SECTION 10.03. Communication by Holders with Other Holders.......  29

SECTION 10.04. Certificate and Opinion as to Conditions Precedent  29

                                                                  Page
                                                                  ----

SECTION 10.05. Statements Required in Certificate or Opinion.....  29

SECTION 10.06. When Securities Disregarded.......................  30

SECTION 10.07. Rules by Trustee, Paying Agent and Registrar......  30

SECTION 10.08. Non-Business Days.................................  30

SECTION 10.09. GOVERNING LAW.....................................  30

SECTION 10.10. Liability Solely Corporate........................  30

SECTION 10.11. Successors........................................  31

SECTION 10.12. Multiple Originals................................  31

SECTION 10.13. Table of Content; Headings........................  31


Appendix A   -  Provisions Relating to Securities
Exhibit A    -  Form of Security

                              INDENTURE dated as of May 19, 1999, between THE
                    LIMITED, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").


          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Series C Floating Rate Notes due May 2001 issued on the date hereof (the "Securities"). Except as otherwise provided herein, the initial Securities will be limited to $100,000,000 in aggregate principal amount outstanding.


                                   ARTICLE 1

                  Definitions and Incorporation by Reference
                  ------------------------------------------

          SECTION 1.01. Definitions.
                        ------------

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

          "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

          "Business Day" means any day (other than a Saturday or Sunday) on which banking institutions in the City of New York are open for business and which is also a London Banking Day.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Closing Date" means May 19, 1999.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Custodian" means any receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entities as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" means any and all obligations of a Person for money borrowed which in accordance with GAAP would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Issue Date" means the date on which the Securities are originally issued.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "London Banking Day" means any day (other than a Saturday or Sunday) on which dealings in deposits are transacted in the London interbank market.

          "Officer" means the Chairman of the Board, the Vice Chairman of the Board, the Chief Financial Officer, the Treasurer or the Controller of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.


          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the Securities issued under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Significant Subsidiary" means a Subsidiary (including its Subsidiaries), which meets any of the following conditions:

          (1) The Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

          (2) The Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

          (3) The Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

          For the purposes of making the prescribed income test in clause (3) of this definition, the following shall be applicable:

          (1) When a loss has been incurred by either the Company and its consolidated Subsidiaries or the tested Subsidiary, but not both, the equity in the income or loss of the tested Subsidiary shall be excluded from the income of the Company and its Subsidiaries consolidated for purposes of the computation; and

          (2) If income of the Company and its Subsidiaries consolidated for the most recent fiscal year is at least 10 percent lower than the average of the income for the last five fiscal years, such average income shall be substituted for purposes of the computation. Any loss years shall be omitted for purposes of computing average income.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subsidiary" of any Person means any corporation, association, partnership or other business entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency; provided,
                                                                   --------
however, that "voting stock" shall not include stock which the Company or any of
-------
its Subsidiaries owning such stock is required or has agreed not to vote, or the voting rights with respect to which have been granted to a Person other than the Company or any of its Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the Closing Date (or, for purposes of Section 9.03, as in effect from time to time).

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of a Person means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation; provided that, for the
                                                     --------
purposes hereof, capital stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered voting stock whether or not such event shall have occurred.

          "Wholly Owned Subsidiary" means a Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

          SECTION 1.02. Other Definitions.
                        ------------------


                                                          Defined in
                        Term                                Section
                        ----                           ----------------

"covenant defeasance option".........................           8.01(b)
"Event of Default"...................................              6.01
"Global Security"....................................        Appendix A
"legal defeasance option"............................           8.01(b)
"Paying Agent".......................................              2.04
"protected purchaser"................................              2.08
"Registrar"..........................................              2.04

          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This
                        -------------------------------------------------
Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Holder or Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. Rules of Construction. Unless the context otherwise
                        ---------------------
requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation; and

          (5) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE 2

                                The Securities
                                --------------

          SECTION 2.01. Amount of Securities. The aggregate principal amount of
                        --------------------
the initial Securities which may be authenticated and delivered under this Indenture is $100,000,000. The Company may from time to time offer and sell an unlimited amount of additional Securities, which shall have terms identical to the initial Securities and which shall be treated, together with any outstanding Securities, as a single issue of Securities.

          With respect to any additional Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities pursuant to
Section 2.07, 2.08, 2.09, 2.10 or the Appendix), there shall be (i) established in or pursuant to a resolution of two Officers of the Company duly authorized by the Board of Directors to act on behalf of the Company, (ii) accompanied by an Opinion of Counsel from the Company to the effect that such additional Securities comply with the provisions of this Indenture and are legal, valid, binding and enforceable obligations of the Company, and (iii) (A) set forth or determined in the manner provided in an Officers' Certificate or (B) established in one or more indentures supplemental hereto, prior to the issuance of such additional Securities:

          (1) the aggregate principal amount of such additional Securities which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 2.07, 2.08, 2.09 or 2.10 or the Appendix and except for Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder); and

          (2) issuance date of such additional Securities; provided, however,
                                                           --------  -------
     that no additional Securities may be issued at a price that would cause such additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code (other than de minimis original issue discount, as defined in applicable Treasury regulations).

          If any of the terms of any additional Securities are established by action taken pursuant to a resolution on behalf of the Board of Directors in the manner provided above, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the additional Securities.

          SECTION 2.02. Form and Dating. Provisions relating to the Securities
                        ---------------
are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

          SECTION 2.03. Execution and Authentication. The Chairman of the Board
                        ----------------------------
or the Vice Chairman of the Board and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company duly authorized to act on behalf of the Company shall both sign the Securities for the Company by manual or facsimile signature.

          If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.04. Registrar and Paying Agent. The Company shall maintain
                        --------------------------
an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian (as defined in the Appendix) with respect to the Global Securities (as defined in the Appendix).

          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

          The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however,
                                                             --------  -------
that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice.

          SECTION 2.05. Paying Agent To Hold Money in Trust. By 10:00 a.m. (New
                        -----------------------------------
York City time) on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.06. Securityholder Lists. The Trustee shall preserve in as
                        --------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.07. Transfer and Exchange. The Securities shall be issued in
                        ---------------------
registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of
Section 8-401(a)(l) of the Uniform Commercial Code are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

          Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

          Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (i) the Holder of such Global Security (or its agent) or (ii) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          SECTION 2.08. Replacement Securities. If a mutilated Security is
                        ----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

          Every replacement Security is an additional obligation of the Company.

          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

          SECTION 2.09. Outstanding Securities. Securities outstanding at any
                        ----------------------
time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation, those paid pursuant to Section
2.08 and those described in this Section as not outstanding. Subject to Section 10.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest and liquidated damages payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.10. Temporary Securities. In the event that Definitive
                        --------------------
Securities (as defined in the Appendix) are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order signed by two Officers. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities upon a written order signed by two Officers and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

          SECTION 2.11. Cancelation. The Company at any time may deliver
                        -----------
Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

          SECTION 2.12. Defaulted Interest. If the Company defaults in a payment
                        ------------------
of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may
                        -------------
use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided,
                                                                      --------
however, that any such notice may state that no representation is made as to the
-------
correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3

                                   Redemption
                                   ----------

          SECTION 3.01. Notices to Trustee. If the Company elects to redeem
                        ------------------
Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed, which principal amount shall be equal to the aggregate principal amount of all outstanding Securities.

          The Company shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed, which principal amount shall be equal to the aggregate principal amount of all outstanding Securities, at least five Business Days before the notice of redemption is to be mailed to the Securityholders unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.02. Notice of Redemption. At least 15 days but not more than
                        --------------------
60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date, which shall be an Interest Payment Date (as defined in paragraph 1 of the Securities);

          (2) the redemption price, which shall be equal to 100% of the principal amount of each outstanding security, and the amount of accrued interest to the redemption date;

          (3) the name and address of the Paying Agent;

          (4) that the Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (6) the CUSIP number, if any, printed on the Securities being redeemed; and

          (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.03. Effect of Notice of Redemption. Once notice of
                        ------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, however, that if the redemption date is after a regular record date,
--------  -------
the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.04. Deposit of Redemption Price. Prior to 10:00 a.m. (New
                        ---------------------------
York City time) on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages (if any) on, the Securities to be redeemed.


                                    ARTICLE 4

                                    Covenants
                                    ---------

          SECTION 4.01. Payment of Securities. The Company shall promptly pay
                        ---------------------
the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be
                        -----------
subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, and provide the Trustee and Securityholders within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act. In addition, the Company shall furnish to the Trustee and the Securityholders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of TIA (S) 314(a).

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 4.03. Compliance Certificate. The Company shall deliver to the
                        ----------------------
Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate, one of the signatories of which shall be the principal executive officer, principal accounting officer or principal financial officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

          The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

          SECTION 4.04. Restrictions on Liens Upon Voting Stock of Significant
                        ------------------------------------------------------
Subsidiaries. The Company will not, and will not permit any Subsidiary to,
------------
incur, issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a pledge of, lien on, or security interest in, any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or shall hereafter be acquired, without providing that the Securities (together with, if the Company shall so determine, any other indebtedness or obligations of the Company or any Subsidiary ranking equally with such Securities and then existing or thereafter created) shall be secured equally and ratably with such Indebtedness. For the purposes of the foregoing, pledging, placing a lien on or creating a security interest in any shares of Voting Stock of a Significant Subsidiary in order to secure then outstanding Indebtedness of the Company or any Subsidiary shall be deemed to be the incurrence, issuance, assumption or guarantee (as the case may be) of such Indebtedness, but the foregoing shall not apply to Indebtedness secured by a pledge of, lien on, or security interest in, any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including extensions, renewals and replacements of such Indebtedness without increase in the amount thereof.

          SECTION 4.05. Compliance With Covenants and Conditions May Be Waived
                        ------------------------------------------------------
by Holders of Securities. Notwithstanding anything in this Indenture to the
------------------------
contrary, the Company or any Subsidiary may fail or omit in any particular instance to comply with a covenant or condition set forth in Sections 4.04 or
5.01 if the Company shall have obtained and filed with the Trustee, prior to the time for such compliance evidence (as provided in Article 9) of the consent of the Holders of at least a majority in aggregate principal amount of the Securities, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect any obligation not waived by the terms of such waiver or impair any right consequent thereon.


                                    ARTICLE 5

                                Successor Company
                                -----------------

          SECTION 5.01. When Company May Merge or Transfer Assets. The Company
                        -----------------------------------------
shall not consolidate with any other Person or accept a merger of any other Person into the Company or permit the Company to be merged into any other Person, or sell other than for cash or lease all or substantially all its assets to another Person unless (a) either the Company shall be the continuing corporation, or the successor, transferee or lessee Person (if other than the Company) shall expressly assume, by indenture supplemental hereto satisfactory to the Trustee, executed and delivered by such Person prior to or simultaneously with such consolidation, merger, sale or lease, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company, and (b) immediately after giving effect to such consolidation, merger, sale or lease the Company or the successor, transferee or lessee Person (if any other than the Company) would not be in default in the performance of any covenant or condition of this Indenture.


                                    ARTICLE 6

                              Defaults and Remedies
                              ---------------------

          SECTION 6.01. Events of Default. An "Event of Default" occurs if:
                        -----------------

          (1) the failure of the Company to pay any installment of interest on any Security, when and as the same shall become due and payable, which failure shall have continued unremedied for a period of 30 days;

          (2) the failure of the Company to pay the principal or premium, if any, on any Security, when and as the same shall become payable, whether at maturity as therein expressed, by declaration as authorized by this Indenture or otherwise;

          (3) the failure of the Company to redeem any Securities when required pursuant to this Indenture or the Securities;

          (4) the failure of the Company to observe and perform, subject to the provisions of Section 4.05, any other of the covenants or agreements on the part of the Company contained in this Indenture, which failure shall not have been remedied to the satisfaction of the Trustee, or without provision deemed by the Trustee to be adequate for the remedying thereof having been made, for a period of 90 days after written notice shall have been given to the Company by the Trustee or shall have been given to the Company and the Trustee by Holders of 25% or more in aggregate principal amount of the Securities of such series then

     Outstanding, specifying such failure and requiring the Company to remedy the same;

          (5) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a Custodian of the Company or for substantially all of its property, or ordering the winding-up or liquidation of the Company's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

          (6) the commencement by the Company of a voluntary case under the Federal bankruptcy laws as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Company to the entry of an order for relief in an involuntary case under any such law, or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Company or for substantially all of its property, or the making by it of an assignment for the benefit of creditors.

          SECTION 6.02. Acceleration. If an Event of Default (other than an
                        ------------
Event of Default specified in Section 6.01(5) or (6) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso
                                                                          ----
facto become and be immediately due and payable without any declaration or other
-----
act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03. Other Remedies. If an Event of Default occurs and is
                        --------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          For purposes of this Section 6.03, the Trustee is hereby designated as attorney-in-fact for the Securityholders.

          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in
                        -----------------------
principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. Control by Majority. The Holders of a majority in
                        -------------------
principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed
           --------  -------
proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. Limitation on Suits. Except to enforce the right to
                        -------------------
receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding
                        ------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default
                        --------------------------
specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file
                        --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or any Subsidiary, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian of the Company in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10. Priorities. If the Trustee collects any money or
                        ----------
property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

          THIRD: to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement
                        ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

          SECTION 6.12. Waiver of Stay or Extension Laws. The Company shall not
                        --------------------------------
insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                           Trustee; Calculation Agent
                           --------------------------

          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has
                        -----------------
occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required or contemplated to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely
                        -----------------
on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful
        --------  -------
misconduct or negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company.

          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the principal corporate trust office of the Trustee, and such notice references the Securities and this Indenture.

          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          SECTION 7.03. Individual Rights of Trustee. The Trustee in its
                        ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be
                        --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05. Notice of Defaults. If a Default occurs and is
                        ------------------
continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.06. Reports by Trustee to Holders. As promptly as
                        -----------------------------
practicable after each May 15 beginning with May 15, 2000, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with Section 313(a) of the TIA if such report is required by such Section 313(a). The Trustee shall also comply with Section 313(b) of the TIA.

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the
                        --------------------------
Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or expense (including reasonable attorneys' fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided,
                                                                 --------
however, that any failure so to notify the Company shall not relieve the Company
-------
of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however,
                                                             --------  -------
that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Securities.

          The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08. Replacement of Trustee. The Trustee may resign at any
                        ----------------------
time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates
                        ---------------------------
with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all
                        -----------------------------
times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation
            --------  -------
of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          SECTION 7.11. Preferential Collection of Claims Against Company. The
                        -------------------------------------------------
Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

          SECTION 7.12. Calculation Agent. The Company appoints and authorizes
                        -----------------
The Bank of New York to act as Calculation Agent and The Bank of New York accepts its obligation set forth herein and in the Securities upon the terms and conditions hereof and thereof, and subject to the terms of the Calculation Agency Agreement dated the date hereof, between the Company and the Calculation Agent. The Company shall, so long as any of the Securities remain outstanding, maintain under appointment a Calculation Agent to calculate the rate of interest payable on the Securities in respect of each Interest Period (as defined in Security). If the Calculation Agent is unable or unwilling to continue to act as such, or if the Calculation Agent fails to establish the applicable rate of interest for any Interest Period, or if the Company removes the Calculation Agent, the Company shall appoint the office of another bank to act as the Calculation Agent; provided, however, that the Calculation Agent shall not
                   --------  -------
resign or be
removed until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Calculation Agent; provided, further however, that the Trustee may resign as Calculation
       --------  ---------------
Agent only if the Trustee resigns as Trustee in accordance with Section 7.08./1/


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance
                       ----------------------------------

          SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a)
                        ------------------------------------------------
When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.08) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.08), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03 and 4.04 and the operation of Section 5.01, 6.01(4), 6.01(5) (with respect to Significant Subsidiaries of the Company only) and 6.01(6) (with respect to Significant Subsidiaries of the Company only) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(5) (with respect to Significant Subsidiaries of the Company only) or 6.01(6) (with respect to Significant Subsidiaries of the Company only).


------------------------
/1/ Same provisos should be included in Calculation Agency Agreement.

          Upon satisfaction of the conditions set forth herein and upon written request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02. Conditions to Defeasance. The Company may exercise its
                        ------------------------
legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(5) or (6) with respect to the Company occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.03. Application of Trust Money. The Trustee shall hold in
                        --------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

          SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent
                        --------------------
shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors.

          SECTION 8.05. Indemnity for Government Obligations. The Company shall
                        ------------------------------------
pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable
                        -------------
to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the
                                               --------  -------
Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9

                                  Amendments
                                  ----------

          SECTION 9.01. Without Consent of Holders. The Company and the Trustee
                        --------------------------
may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article 5;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the
                                       --------  -------
     uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (5) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

          (6) to make any change that does not adversely affect the rights of any Securityholder;

          (7) to evidence and provide for acceptance of appointment hereunder by a successor trustee;

          (8) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets which the Company may be required to convey, transfer, assign, mortgage or pledge in accordance with the provisions of Section 4.04; or

          (9) to provide for the issuance of additional Securities pursuant to this Indenture, which additional Securities shall have terms identical to the initial Securities and which shall be treated, together with any outstanding Securities, as a single issue of Securities; provided, further
                                                              --------  -------
     however that no Additional Securities may be issued at a price that would
     -------
     cause such additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code (other than de minimis original issue discount, as defined in applicable Treasury regulations).

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02. With Consent of Holders. The Company and the Trustee may
                        -----------------------
amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Security;

          (3) reduce the principal of or extend the Stated Maturity of any Security;

          (4) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

          (5) make any Security payable in money other than that stated in the Security; or

          (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to
                        -----------------------------------
this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent
                        ---------------------------------------------
to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. Notation on or Exchange of Securities. If an amendment
                        --------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any
                        --------------------------
amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

          SECTION 9.07. Payment for Consent. Neither the Company nor any
                        -------------------
Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                  ARTICLE 10

                                 Miscellaneous
                                 -------------

          SECTION 10.01. Trust Indenture Act Controls. If any provision of this
                         ----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 10.02. Notices. Any notice or communication shall be in
                         -------
writing (including via telecopy, promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:

                            if to the Company:

                            The Limited, Inc.
                            Three Limited Parkway
                            Columbus, OH 43230

                            Attention of: Samuel Fried

                            Copy to: Patrick Hectorne

                            if to the Trustee:

                            The Bank of New York
                            101 Barclay Street, Floor 21 West
                            New York, NY 10286

                            Attention of: Corporate Trust Trustee Administration

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 10.03. Communication by Holders with Other Holders.
                         -------------------------------------------
Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 10.04. Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 10.05. Statements Required in Certificate or Opinion. Each
                         ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 10.06. When Securities Disregarded. In determining whether the
                         ---------------------------
Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 10.07. Rules by Trustee, Paying Agent and Registrar. The
                         --------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 10.08. Non-Business Days. If any Interest Payment Date (as
                         -----------------
defined in Exhibit A), other than at maturity, for the Securities would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the maturity for the Securities falls on a day which is not a Business Day, payment of principal and interest with respect to such Security will be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment will accrue from and after such date. If a regular record date is not a Business Day, the record date shall not be affected.

          SECTION 10.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL
                         -------------
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 10.10. Liability Solely Corporate. No recourse shall be had
                         --------------------------
for the payment of the principal of, premium, if any, or interest on any Security or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations, and that no personal liability whatsoever shall be attached to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities, expressly waived and released.

          SECTION 10.11. Successors. All agreements of the Company in this
                         ----------
Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 10.12. Multiple Originals. The parties may sign any number of
                         ------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 10.13. Table of Contents; Headings. The table of contents,
                         ---------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                   THE LIMITED, INC.


                                   by
                                     ----------------------------
                                     Name:
                                     Title:

                                   THE BANK OF NEW YORK, as Trustee


                                   by
                                     ----------------------------
                                     Name:
                                     Title:

                                                                      APPENDIX A



                        PROVISIONS RELATING TO SECURITIES
                        ---------------------------------

     1. Definitions
        -----------

     1.1 Definitions
         -----------
     For the purposes of this Appendix A the following terms shall have the meanings indicated below:

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Cedel" means Cedelbank, societe anonyme., or any successor securities clearing agency.

          "Definitive Security" means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

          "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

          "Initial Purchaser" means J.P. Morgan Securities Inc.

          "Purchase Agreement" means the Purchase Agreement dated May 17, 1999, between the Company and the Initial Purchaser.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

          "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

          "Restricted Securities Legend" means the legend set forth in Section 2.3(e)(i) herein.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

          "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

     1.2 Other Definitions
         -----------------

     Term:                                                   Defined in Section:
     ----                                                    ------------------

"Agent Members"...........................................................2.1(b)
"Global Security".........................................................2.1(a)
"Regulation S Global Security"............................................2.1(a)
"Rule 144A Global Security"...............................................2.1(a)

     2.  The Securities
         --------------

     2.1 Form and Dating
         ---------------

          The initial Securities issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (A) QIBs in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time; provided,
                                                                      --------
however, that such additional Securities shall have terms identical to the
-------
initial Securities and shall be treated, together with any outstanding Securities, as a single issue of Securities; provided, further however, that no
                                             --------  ---------------
Additional Securities may be issued at a price that would cause such additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code (other than de minimis original issue discount, as defined in applicable Treasury regulations).

          (a) Global Securities. Rule 144A Securities shall be issued initially
              -----------------
in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a
              ---------------------
Global Security deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) Definitive Securities. Except as provided in Section 2.3 or 2.4,
              ---------------------
owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

     2.2 Authentication. The Trustee shall authenticate and make available for
         --------------
delivery upon a written order of the Company signed by two Officers (1) Securities for original issue on the date hereof in an aggregate principal amount of $100,000,000 and (2) additional Securities offered and sold by the Company from time to time in accordance with the terms of the Indenture. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000, except as provided in Section 2.01 and 2.08 of this Indenture.

     2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive
         ---------------------      -----------------------------------
Securities. When Definitive Securities are presented to the Registrar with a
----------
request:

          (x) to register the transfer of such Definitive Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however,
                                                          --------  -------
that the Definitive Securities surrendered for transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (ii) are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Security); or

               (B) if such Definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Security); or

               (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

          (b) Restrictions on Transfer of a Definitive Security for a Beneficial
              ------------------------------------------------------------------
Interest in a Global Security. A Definitive Security may not be exchanged for a
-----------------------------
beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

          (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of

Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

          (c) Transfer and Exchange of Global Securities. (i) The transfer and
              ------------------------------------------
exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Cedel.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (d) Restrictions on Transfer of Regulation S Global Security. (i)
              --------------------------------------------------------
Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Cedel. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Cedel in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.

          (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

          (e)  Legend.
               ------

          (i)  Except as permitted by the following paragraphs (ii), (iii) or
     (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security shall bear the following additional legend:

               "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

          (iii) Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Security be issued in global form shall continue to apply.

          (f) Cancelation or Adjustment of Global Security. At such time as all
              --------------------------------------------
beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (g) Obligations with Respect to Transfers and Exchanges of Securities.
              -----------------------------------------------------------------

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to
     Section 9.05 of this Indenture).

          (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (h)  No Obligation of the Trustee.
               ----------------------------

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4 Definitive Securities.
         ---------------------

          (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF

A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

No. QIB-1                                                           $100,000,000

                    Series C Floating Rate Note due May 2001

                                                              CUSIP No.88335MAC6


          THE LIMITED, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS listed on the Schedule of Increases or Decreases in Global Security attached hereto on May 22, 2001.

          Interest Payment Dates: February 22, May 22, August 22 and November
22.

          Record Dates: February 7, May 7, August 7 and November 7.

          Additional provisions of this Security are set forth on the other side of this Security.


          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                       THE LIMITED, INC.,


                                       By:
                                          ----------------------------------
                                            Name:
                                            Title:


                                       By:
                                          -----------------------------------
                                            Name:
                                            Title:



Dated: May 19, 1999

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

THE BANK OF NEW YORK,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.


By:
   -------------------------------
         Authorized Signatory

                           [REVERSE SIDE OF SECURITY]

                    Series C Floating Rate Note due May 2001


1. Interest
   --------

             THE LIMITED INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest at a rate per annum, reset quarterly, equal to LIBOR (as defined below) plus 90 basis points (.90%) as determined by the Calculation Agent (as defined below). Interest shall be computed on the basis of a 360-day year and the actual number of days in the applicable Interest Period. The Company shall pay interest quarterly in arrears on February 22, May 22, August 22 and November 22 of each year, commencing on August 22, 1999 (each an "Interest Payment Date"), for the period commencing on and including the immediately preceding Interest Payment Date (or, in the case of the first Interest Period, commencing on and including May 19, 1999) and ending on and including the day preceding the next Interest Payment Date (an "Interest Period"). Interest shall be payable to the persons in whose names the Securities are registered at the close of business on the fifteenth calendar day prior to the Interest Payment Date (each a "Record Date"). The principal of the Securities, together with the interest accrued and unpaid thereon, is due on May 22, 2001 (the "Maturity Date").

          If any Interest Payment Date, other than at the Maturity Date, for the Securities would otherwise be a day that is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the next day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date for the Securities falls on a day which is not a Business Day, payment of principal and interest with respect to such Security will be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment will accrue from and after such date.

          The interest rate for each Interest Period shall be determined by the Calculation Agent in accordance with the following provisions:

          The per annum rate of interest for each Interest Period shall be three-month LIBOR (as defined below), on the second Business Day preceding the relevant Interest Reset Date for such Interest Period (the "Interest Determination Date") plus 90 basis points (.90%). The initial Interest Determination Date will be May 17, 1999.

"LIBOR" for each Interest Period shall be determined by the Calculation Agent in accordance with the following provisions:

          (i) On each Interest Determination Date, the Calculation Agent shall ascertain the offered rate for three-month deposits in U.S. dollars in the London interbank market, which appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

          (ii) If such rate does not appear on the Telerate Page 3750, or the Telerate Page 3750 is unavailable, the Calculation Agent shall request each of four major banks in the London interbank (the "Reference Banks") to provide the Calculation Agent with its offered quotation (expressed as a rate per annum) for three-month deposits in U.S. dollars to leading banks in the London interbank market at approximately 11:00 a.m. (London time) on the Interest Determination Date. If at least two such quotations are provided, LIBOR in respect of the Interest Determination Date shall be the arithmetic mean of such quotations.

          (iii) If less than two of the Reference Banks provide the Calculation Agent with such offered quotations, LIBOR in respect of that Interest Determination Date shall be the arithmetic mean of the rates quoted by three major banks in the City of New York (selected by the Calculation Agent) at approximately 11:00 a.m., New York City time, on that Interest Determination Date for three-month loans in U.S. dollars to leading European banks, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by
                   --------  -------
     the Calculation Agent are not quoting as mentioned in this sentence, LIBOR shall be LIBOR in effect of such Interest Determination Date.

          "Business Day" means any day (other than a Saturday or Sunday) on which banking institutions in the City of New York are open for business and which is also a London Banking Day.

          "Interest Reset Date" means with respect to any Interest Period, the first day of such Interest Period.

          "London Banking Day" means any day (other than a Saturday or Sunday) on which dealings in deposits are transacted in the London interbank market.

          "Telerate Page 3750" means the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying the Prime Index on a daily basis).

          All percentage resulting from any calculation on the Securities shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g.,
                                                                      ----
9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and U.S.
dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upward).

          The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment
   -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 7, May 7, August 7 or November 7 next preceding the Interest Payment Date even if Securities are canceled after the Record Date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. Payments in respect of a certificated Security (including principal, premium, if any, and interest), will be payable by the Company at the office of the Paying Agent maintained for such purpose or, at the option of the Company, by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be
                --------  -------
made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar; Calculation Agent
   ---------------------------------------------

          Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

          Initially, The Bank of New York, a New York banking corporation (the "Calculation Agent"), will act as Calculation Agent. The Company shall, so long as any of the Securities remain outstanding, maintain under appointment a Calculation Agent to calculate the rate of interest payable on the Securities in respect of each Interest Period. If the Calculation Agent is unable or unwilling to continue to act as such, or if the Calculation Agent fails to establish the applicable rate of interest for any Interest Period, or if the Company removes the Calculation Agent, the Company shall appoint the office of another bank to act as the Calculation Agent; provided, however, that the Calculation Agent
                              --------  -------
shall not resign or be removed until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Calculation Agent; provided, further however, that the Trustee may
                             --------  ---------------
resign as Calculation Agent only if the Trustee resigns as Trustee in accordance with Section 7.08 of the Indenture.

4. Indenture
   ---------

          The Company issued the Securities under an Indenture dated as of May 19, 1999 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the TIA for a statement of such terms and provisions.

          The Securities are senior unsecured obligations of the Company limited to $100,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.01 of the Indenture). This Security is one of the Securities referred to in the Indenture issued in an aggregate principal amount of $100,000,000. Pursuant to the terms of Section 2.01 of the Indenture, an unlimited amount of additional Securities of this series may be issued from time to time. The Indenture imposes certain limitations on the ability of the Company and its Significant Subsidiaries to, among other things, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

5. Optional Redemption
   -------------------

          The Securities shall be redeemable at the option of the Company, in whole but not in part, on not less than 15 nor more than 60 days prior notice, at par, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.

6. Sinking Fund
   ------------

          The Securities are not subject to any sinking fund.

7. Denominations; Transfer; Exchange
   ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.

8. Persons Deemed Owners
   ---------------------

          The registered Holder of this Security may be treated as the owner of it for all purposes.

9. Unclaimed Money
   ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company, as unsecured general creditors, and not to the Trustee for payment.

10. Discharge and Defeasance
    ------------------------

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11. Amendment, Waiver
    -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) add additional covenants or to surrender rights and powers conferred on the Company; (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to make any change that does not adversely affect the rights of any Securityholder; (vii) to appoint a successor trustee; (viii) to secure the Securities; or (ix) to provide for the issuance of additional securities.

12. Defaults and Remedies
    ---------------------

          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy or insolvency of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy or insolvency of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing,
(ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

13. Trustee Dealings with the Company
    ---------------------------------

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14. No Recourse Against Others
    --------------------------

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15. Authentication
    --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

16.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

17. Governing Law
    -------------

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18. CUSIP Numbers
    -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


          (Print or type assignee's name, address and zip code)

          (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint        agent to transfer this Security on the books of
the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                  Your Signature:
      ----------------                 -----------------------------------------



--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES


This certificate relates to $_________ principal amount of Securities held in (check applicable space)_____book-entry or________definitive form by the undersigned.

The undersigned (check one box below):

[_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[_] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

          (1)  [_]  to the Company; or

          (2) [_] pursuant to an effective registration statement under the Securities Act of 1933; or

          (3) [_] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

          (4) [_] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

          (5) [_] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided,
                                                                       --------
          however, that if box (4) or (5) is checked, the Trustee may require,
          -------
          prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                                   ------------------------
                                                   Your Signature

Signature Guarantee:

Date:
     -------------------------          ------------------------------------
Signature must be guaranteed                   Signature of Signature
by a participant in a                                Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

--------------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
     -----------------                  ------------------------------------
                                              NOTICE:  To be executed by
                                                    an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $100,000,000. The following increases or decreases in this Global Security have been made:




Date of       Amount of decrease     Amount of increase    Principal amount of    Signature of
Exchange      in Principal Amount    in Principal Amount   this Global Security   authorized signatory
              of this Global         of this Global        following such         of Trustee or
              Security               Security              decrease or increase   Securities Custodian
